Exhibit 99.5

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(877) - Stock Order and Certification Form

Deadline: The Subscription Offering ends at 12:00 noon, Eastern Time, on , 2011. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received by us (not postmarked) by the deadline, or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box on the business reply envelope provided, or by hand-delivery to the Stock Information Center at 2 Leonard St., Belmont, MA. Faxes or copies of this form may not be accepted. BSB Bancorp, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares Price Per Share x $10.00 = (2) Total Amount Due

$ THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000).

(3a) Method of Payment - Check or Money Order

Enclosed is a personal check, bank check or money order made payable to BSB Bancorp, Inc. in the amount of:

Checks will be cashed upon receipt $

(3b) Method of Payment - Deposit Account Withdrawal

Belmont Savings Bank Account Number(s) Withdrawal Amount(s)

MARK THE SAVINGS ACCOUNT TYPE CD $

MARK THE SAVINGS ACCOUNT TYPE CD $

MARK THE SAVINGS ACCOUNT TYPE CD $

Total Withdrawal Amount $

(4) Purchaser Information

Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

a. Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Belmont Savings Bank as of May 31, 2010. Enter information in Section 9 for all deposit accounts that you had at Belmont Savings Bank on May 31, 2010.

b. Employees, officers, Directors and Corporators of Belmont Savings Bank or BSB Bancorp, Inc.

c. Local Community - Natural persons and trusts of natural persons residing in the Towns of Arlington, Belmont, Lexington and Watertown, Massachusetts, and the Cities of Newton and Waltham, Massachusetts. d. General Public

(5) Check if you (or a household family member) are a: Director or Officer of Belmont Savings Bank or BSB Bancorp, Inc. Employee of Belmont Savings Bank or BSB Bancorp, Inc.

(6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of form)

Name(s) listed in Section 8 on other Order Forms Number of Shares Ordered Name(s) listed in Section 8 on other Order Forms

Number of Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.

Individual Tenants in Common Uniform Transfers to Minors Act Partnership

Joint Tenants Individual Retirement Account Corporation Trust - Under Agreement Dated

Name SS# or Tax ID

Name SS# or Tax ID

Address Daytime Telephone #

City State Zip Code County Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Belmont Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

NAMES ON ACCOUNTS ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by BSB Bancorp, Inc. no later than 12:00 noon, Eastern Time on , 2011, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature Date Signature Date Internal Use Only: Date Rec’d / Check# $ Check# $ Batch# Order # Category

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a particular person means:

1) A corporation or organization, other than BSB Bancorp, MHC, BSB Bancorp, Inc. or Belmont Savings Bank or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% beneficial stockholder;

2) Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

3) Any relative or spouse of the person, or any relative of the spouse who either has the same home as the person or who is a trustee, director or officer of BSB Bancorp, MHC, BSB Bancorp, Inc. or Belmont Savings Bank.

Acting in Concert – The term “acting in concert” means:

1) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

2) A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion; Plan of Distribution – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by BSB Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without BSB Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of 30,000 shares for any individual person, or 60,000 shares for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated __, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY BSB BANCORP, INC. OR BELMONT SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of BSB Bancorp, Inc., and signing this order form I received the Prospectus dated __, 2011, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

-RISK FACTORS TO BE INSERTED WHEN FINALIZED-

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

BSB BANCORP, INC. Stock Order Form Instructions Stock Information Center: (877)

Stock Order Form Instructions – All orders are subject to the provisions of the offering as disclosed in the prospectus.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares. No person, together with “associates,” as defined in the prospectus, and persons “acting in concert,” as defined in the prospectus, may purchase more than 60,000 shares of common stock sold in the offering. For additional information, see “The Conversion; Plan of Distribution – Limitations on Common Stock Purchases” in the prospectus.

Item 3a - Payment for shares may be made by check, bank draft or money order payable to BSB Bancorp, Inc. Your funds will earn interest at Belmont Saving Bank’s passbook savings rate until the stock offering is completed. Cash will only be accepted in person at the Stock Information Center.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at Belmont Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with checking privileges, please write a check. Belmont Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and earn their respective rate of interest, but will not be available for your use until the completion or termination of the transaction.

Item 4 - Please check the appropriate box to tell us if you were an Eligible Account Holder, or if not, one of the other purchase priorities indicated.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Belmont Savings Bank or BSB Bancorp, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated                     , 2011, please see the section entitled “The Conversion; Plan of Distribution – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of BSB Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (877)                     . Subscription rights are not transferable. If you are an eligible account holder to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 - You should list any qualifying accounts that you have or may have had with Belmont Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of May 31, 2010. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign, please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated                     , 2011 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (877)                     , Monday through Friday, from 10:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Ownership Guide)

BSB BANCORP, INC. Stock Ownership Guide Stock Information Center: (877)

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Belmont Savings Bank. The stock cannot be held in your Belmont Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Massachusetts and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”

On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-MA

(or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (877)                     , Monday through Friday, from 10:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Order Form Instructions)